Date:  January 10, 1994



     Robert C. Jaudes (as President of Laclede Gas Company), and Donald L. Godiner (as Senior Vice President, General Counsel and Secretary of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors;
(3) to clarify the meaning of any of the provisions of the Plans; and/or
(4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Employees' Retirement Plan of Laclede Gas Company - Management Employees as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.





























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                    AMENDMENTS TO THE EMPLOYEES' RETIREMENT
              PLAN OF LACLEDE GAS COMPANY - MANAGEMENT EMPLOYEES

The following amendments are effective January 1, 1985:

1. Paragraph (3) of subclause B. of subsection 21. of Section 1.1 is amended as follows:

    "(3) No credit will be given to an Employee during any period in which such Employee received any payment under this Plan, except for minimum required distributions after age seventy and one-half (70-1/2) as provided in Sectiion 15.5."


2.  A sentence is added at the end of Section 3.4 as follows:

    "The Accrued Benefit of an Employee who has received minimum required distributions pursuant to Section 15.5 of the Plan shall be reduced, but not below zero, by the Actuarial Equivalent of all the paid minimum required distributions."


3.  Section 15.5 is replaced in its entirety as follows:

    "Section 15.5 - Required Distribution of Employee's Interest Notwithstanding anything to the contrary in this Plan, minimum required distributions, as required by and in accordance with Internal Revenue Code Section 401(a)(9) and the regulations thereunder then in effect, shall begin not later than April 1 following the end of the calendar year in which the Employee attained age seventy and one-half (70-1/2). The first such distribution shall be for the calendar year in which the Employee attained age seventy and one-half (70-1/2) (hereinafter referred to as the "First Benefit Year"). Subsequent minimum required distributions shall be made by the following December 31, and at least annually thereafter by December 31 and will be in each case for the calendar year then ending or for the then current calendar year, if made prior to December 31 (the "Subsequent Benefit Year").

    The amount of a minimum required distribution for the First Benefit Year or any Subsequent Benefit Year shall be calculated by dividing the amount determined under subsection (a) below, by the life expectancy as determined under subsection (b) below:

    (a) The lump-sum Actuarial Equivalent of the Employee's Accrued Benefit as of December 31 immediately prior to:

         (i) the First Benefit Year for the first minimum required distribution, or

        (ii) each Subsequent Benefit Year, in the case of all subsequent distributions; reduced, but not below zero, by the amount of all prior payments of previous minimum required distributions, plus interest computed as described in subclause (B) of this subsection (a). For purposes of this subsection (a):

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              (A)  the definition of Actuarial Equivalent is modified by using the first day of the First Benefit Year or Subsequent Benefit Year, as applicable, as the "determination date" for the determination of the mortality and interest discount factors; and

              (B) the interest referred to above shall be the interest accrued on any previous minimum required distribution

                   (I) beginning on the date following the day such minimum
                       required distribution was actually paid and ending on the payment date for the subsequent minimum required distribution being calculated, and

                  (II) at the Pension Benefit Guaranty Corporation's rate
                       for valuing immediate annuities as in effect for each month during which such interest accrues.

    (b) The life expectancy shall be calculated using the Employee's age at December 31 of the First Benefit Year; or, if applicable, life expectancies for an Employee and the Employee's Designated Dependent will be based on the Employee's and the Designated Dependent's ages at December 31 of the First Benefit Year. Each year thereafter, the Employee's (or the Employee's and Designated Dependent's) life expectancy (or life expectancies) shall be reduced by one year.

    If the Employee dies after attaining age seventy and one-half (70-1/2) but before the minimum required distributions have begun, distributions must commence no later than December 31 of the year following the calendar year of the Employee's death. If the Employee dies after the minimum required distributions have begun, the remainder of the Employee's Accrued Benefit will be distributed at least as rapidly as under the distribution method used before the Employee's death.

    Distributions in accordance with this Section 15.5 will comply with the minimum distribution requirements, including the minimum distribution incidental benefit requirements, of Internal Revenue Code Section 401(a)(9) and regulations thereunder then in effect. If any provision of this Plan conflicts with these distribution requirements, then the Internal Revenue Code Section 401(a)(9) distribution requirements will apply."


4.  Sections 15.6 and 15.7 are renumbered Sections 15.7 and 15.8 as follows:

    "Section 15.7 - Top-Heavy Definitions

    Section 15.8 - Top-Heavy Effect"







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5.  A new Section 15.6 is added as follows:

    "Section 15.6 -Retirement After Minimum Required Distributions
    When an Employee who has received a minimum required distribution pursuant to Section 15.5 elects to retire, the Employee's monthly Accrued Benefit at retirement shall be calculated as of the date of commencement of the Employee's first minimum required distribution ("Employee's First Distribution Date") and as of the Employee's date of retirement ("Employee's Retirement Date"); and the Employee's Accrued Benefit as of the Employee's Retirement Date shall be reduced by the lesser of:

    (a) the amount by which the Employee's monthly Accrued Benefit as of the Employee's Retirement Date exceeds the Employee's monthly Accrued Benefit as of the Employee's First Distribution Date; or

    (b)  the amount determined by dividing (i) by (ii) below:

         (i)  the sum of all minimum required distributions paid pursuant to
              Section 15.5 of this Plan, plus imputed interest, determined monthly using the Pension Benefit Guaranty Corporation's interest discount factor for valuing immediate annuities as in effect for each month and computed from the first day of the month of payment of each minimum required distribution until the applicable Retirement Date;

        (ii) the lump-sum factor (as determined by the actuaries for the Plan) which is in effect on the Retirement Date for converting monthly payments (for the Employee's lifetime only and commencing on the Retirement Date) to lump-sum payments and vice versa."


                                                   Robert C. Jaudes
                                             -----------------------------
                                             Title:  President and Chief
                                                     Executive Officer


                                                   Donald L. Godiner
                                             -----------------------------
                                             Title:  Senior Vice President,
                                                     General Counsel and
                                                     Secretary










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